                        United States
             Securities and Exchange Commission
                    Washington, DC  20549


                          FORM 8-K


                       Current Report
             Pursuant to Section 13 or 15(D) of
             the Securities Exchange Act of 1934

 Date of Report (Date of earliest event reported): November 14, 1997
                                                  (November 13, 1997)



Commission file number:  United Stationers Inc.:    0-10653




                   UNITED STATIONERS INC.
   (Exact name of Registrant as specified in its charter)





United Stationers Inc.:          Delaware                   36-3141189
                         (State or other jurisdiction of  (IRS Employer
                          incorporation or organization)  Identification No.)





                     2200 East Golf Road
              Des Plaines, Illinois 60016-1267
                       (847) 699-5000


(Address, including zip code and telephone number, including area code, of registrant's executive offices)

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                   United Stationers Inc.




Item 5.   Other Events

     Benson P. Shapiro has been elected to the board of directors of United Stationers Inc., effective immediately.

      Dr.  Shapiro has served on the faculty  of  Harvard
University  for 27 years.  Until July 1997,  he  was  The
Malcolm  P. McNair Professor of Marketing at the  Harvard
Business  School.   He continues to teach  a  variety  of
Harvard's executive programs although he now concentrates
his   professional   time   on  research,   writing   and
consulting.   He  has  taught  more  than  100  executive
education programs outside of Harvard and has served as a
consultant  to  200 companies.  Dr. Shapiro  has  written
numerous   books  and  articles  dealing  with  marketing
strategy. He holds a BSE (chemical engineering) from the University of Michigan as well as MBA and DBA degrees from Harvard.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                       United Stationers Inc.



Dated:     November 14, 1997           By: /s/ Daniel H. Bushell
                                            Daniel H. Bushell
                                            Executive Vice President and
                                            Chief Financial Officer